EXHIBIT 99.1

LTX-Credence Announces Second Quarter Results

Second Fiscal Quarter Highlights:

  Completed acquisition of Multitest and Everett Charles Technologies from Dover Corporation
  Implemented restructuring plans that are expected to deliver over $15 million of annual cost savings
  Revenues at $68.4 million delivered ($0.13) non-GAAP net loss per share, $0.08 better than expected
  Mobility and Automotive markets are seeing strong momentum in multiple business segments

NORWOOD, Mass., Feb. 27, 2014 (GLOBE NEWSWIRE) -- LTX-Credence Corporation (Nasdaq:LTXC), today announced financial results for its second fiscal quarter ended January 31, 2014.

Net sales for the quarter were $68,356,000, compared to the prior quarter net sales of $32,767,000. Net loss for the quarter was $(4,181,000), or $(0.09) per share on a GAAP basis. Excluding the impact of bargain purchase gain of $6,044,000, acquisition related expenses, restructuring, and purchase accounting adjustments of $3,664,000, and amortization of purchased intangible assets of $424,000, non-GAAP net loss for the quarter was $(6,137,000), or $(0.13) per share.

Dave Tacelli, chief executive officer and president, commented, "During the quarter we closed on the acquisition of the Multitest and Everett Charles Technologies businesses from Dover Corporation, implemented restructuring plans that are expected to deliver over $15 million in annual savings, and saw significantly improving business conditions in our SOC tester business.

As we start the new calendar year we are optimistic about our growth prospects for 2014. We are seeing the strongest business conditions in the semiconductor test market in more than two years, and the PCB tester business is also showing strong momentum, especially with our industry leading flying probe test technology.

Our focus now is on growing the business, bringing new products and services to market, providing customers with the highest level of responsiveness and support, and achieving our business model targets."

Third Quarter Fiscal 2014 Outlook

For the fiscal quarter ending April 30, 2014 net sales are expected to be in the range of $100 million to $105 million. Non-GAAP net income is expected to be in the range of $0.00 to $0.06 per share, assuming 48.2 million shares outstanding. The non-GAAP net income guidance excludes restructuring charges and other acquisition related expenses of approximately $4,500,000 and amortization of purchased intangible assets of approximately $600,000.

The Company will conduct a conference call today, February 27, 2014, at 10:00 AM EST to discuss this release. The conference call may be accessed via telephone by dialing (877) 853-5334. The call will be simulcast via the LTX-Credence web site http://investor.ltxc.com/events.cfm. Audio replays of the call can be heard through March 1, 2014, via telephone, by dialing (855) 859-2056; conference ID number 89569828. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at http://investor.ltxc.com/events.cfm.

Information About Non-GAAP Measures

LTX-Credence supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the Company. Non-GAAP net loss for the quarter ended January 31, 2014 excludes the amortization of purchased intangible assets, restructuring charges, bargain purchase gain, and other acquisition related expenses. Management finds these non-GAAP measures to be useful for internal comparison to historical operating results as well as to the operating results of its competitors, and believes that this information is useful to investors for the same purposes. A reconciliation between the Company's GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor for Forward-Looking Statements

Statements in this release regarding guidance for LTX-Credence's second fiscal quarter 2014, including the financial guidance on revenue and earnings or loss per share, financial operating results including net income or loss and earnings or loss per share, management's expectations as to the future condition of LTX-Credence's industry and the overall economic environment, and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward‑looking statements within the meaning of the United States securities laws, including the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "targets", "anticipates," "plans," "expects," "may," "will," "would," "intends," "estimates" and similar expressions) should also be considered to be forward‑looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results or events to differ materially from those stated or implied, including but not limited to: uncertain global economic and industry conditions which impact capital spending; fluctuations in business and consumer spending; fluctuations in our product and service demand; sole or limited sources of supply; risks related to the development, timely delivery, and market acceptance of new products, options and software applications by us and our competitors; as well as the other risks described in our filings with the U.S. Securities and Exchange Commission, including those included under the heading "Business Risks" in our Annual Report on Form 10-K for the fiscal year ended July 31, 2013. LTX-Credence disclaims any intention or obligation to update any forward‑looking statements as a result of developments occurring after the date of this press release.

About LTX-Credence Corporation

LTX-Credence, and the recently acquired atg-Luther & Maelzer, Everett Charles Technologies and Multitest businesses, are global providers of capital equipment, interface products, and services to the semiconductor, industrial, and electronics manufacturing industries. The Company addresses the broad, divergent requirements of the mobility, industrial, automotive and consumer end markets, offering a comprehensive portfolio of solutions and technologies, and a global network of strategically deployed applications and support resources. Additional information can be found at www.atg-lm.com, www.ectinfo.com, www.ltxc.com and www.multitest.com.

LTX-Credence Corporation
Consolidated Balance Sheets
(in thousands)

ASSETS	January 31, 2014	July 31, 2013

Current assets
Cash and cash equivalents	$ 52,294	$ 28,235
Marketable securities	42,531	96,159
Accounts receivable - trade, net	68,732	28,102
Accounts receivable - other, net	138	963
Inventories, net	70,570	29,139
Prepaid expenses and other current assets	4,722	2,497
Total current assets	238,987	185,095

Property and equipment, net	36,380	16,647
Intangible assets, net	10,054	1,571
Goodwill	43,030	43,030
Other assets	3,612	1,258
Total assets	$ 332,063	$ 247,601

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long term debt	$ 2,813	$ --
Accounts payable	23,125	13,266
Other accrued expenses	34,331	19,352
Deferred revenues	4,360	5,084
Total current liabilities	64,629	37,702

Term Loan	46,563	--
Subordinated Debt	18,000	--
Other long-term liabilities	13,099	11,402
Stockholders' equity	189,772	198,497
Total liabilities and stockholders' equity	$ 332,063	$ 247,601

LTX-Credence Corporation
Consolidated Statements of Operations
(in thousands, except earnings per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2014	2013	2014	2013

Net sales	$ 68,356	$ 35,016	$ 101,123	$ 78,204
Cost of sales	41,545	16,457	57,181	36,141
Gross profit	26,811	18,559	43,942	42,063

Engineering and product development expenses	15,801	13,203	28,679	25,595
Selling, general, and administrative expenses	17,913	9,183	28,838	19,189
Amortization of purchased intangible assets	424	396	617	792
Restructuring	2,159	69	2,159	300
Income (loss) from operations	(9,486)	(4,292)	(16,351)	(3,813)

Other income (expense):
Interest expense	(561)	(57)	(623)	(107)
Interest income	143	224	330	485
Other income, net	6,462	115	6,442	113
Income (loss) before provision for income taxes	(3,442)	(4,010)	(10,202)	(3,322)
(Provision)/benefit for income taxes	(739)	734	(879)	595
Net income (loss)	$ (4,181)	$ (3,276)	$ (11,081)	$ (2,727)

Net income (loss) per share:

Basic	$ (0.09)	$ (0.07)	$ (0.23)	$ (0.06)
Diluted	$ (0.09)	$ (0.07)	$ (0.23)	$ (0.06)

Weighted average shares outstanding:

Basic	48,220	47,425	48,060	47,864
Diluted	48,220	47,425	48,060	47,864

LTX-Credence Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(unaudited)

	Three Months	Basic and Diluted	Three Months	Basic and Diluted
	Ended	Earnings	Ended	Earnings
	January 31, 2014	Per Share	January 31, 2013	Per Share

GAAP net income (loss)	$ (4,181)	$ (0.09)	$ (3,276)	$ (0.07)
Amortization of purchased intangible assets	424	0.01	396	0.01
Amortization of inventory step up for purchase accounting (Cost of sales)	1,077	0.02	--	--
Acquisition related expenses (SG&A)	428	0.01	--	--
Bargain purchase gain (Other income, net)	(6,044)	(0.13)	--	--
Restructuring	2,159	0.04	69	0.00
Release of income tax liabilities due to lapses in statutes of limitations	--	--	(1,058)	(0.02)
Non-GAAP net income (loss)	$ (6,137)	$ (0.13)	$ (3,869)	$ (0.08)

Weighted average shares outstanding:		48,220		47,425

	Six Months	Basic and Diluted	Six Months	Basic and Diluted
	Ended	Earnings	Ended	Earnings
	January 31, 2014	Per Share	January 31, 2013	Per Share

GAAP net income (loss)	$ (11,081)	$ (0.23)	$ (2,727)	(0.06)
Amortization of purchased intangible assets	617	0.01	792	0.02
Amortization of inventory step up for purchase accounting (Cost of sales)	1,077	0.02	--	--
Acquisition related expenses (SG&A)	2,128	0.04		--
Gain on Bargain Purchase (Other income, net)	(6,044)	(0.13)		--
Restructuring	2,159	0.04	300	0.01
Release of income tax liabilities due to lapses in statutes of limitations	--	--	(1,058)	(0.02)
Income tax expense from foreign entity mergers	--	--	167	0.00
Non-GAAP net income (loss)	$ (11,144)	$ (0.23)	$ (2,526)	$ (0.05)

Weighted average shares outstanding:		48,060		47,864

LTX-Credence is a trademark of LTX-Credence Corporation.
All other trademarks are the property of their respective owners.

CONTACT: Richard Yerganian, LTX-Credence Corporation
         Tel. 781.467.5063
         Email rich_yerganian@ltxc.com